UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

API TECHNOLOGIES CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One North Wacker Drive, Suite 4400, Chicago, Illinois	60606
(Address of principal executive offices)	(zip code)

(312) 214-4864

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

2200 Smithtown, Ronkonkoma, New York 11779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective September 13, 2010, API Technologies Corp. (the “Company”), API Defense USA, Inc. (“Defense USA”), Phillip DeZwirek and Jason DeZwirek entered into a proxy agreement with respect to the capital stock of API Defense USA, Inc. (“Proxy Agreement”) with the United States Department of Defense (“DoD”). A portion of the defense contracts performed by the Company’s subsidiary, Defense USA and other subsidiaries includes military contracts requiring access to classified information and protected unclassified information. As a result, the subsidiaries must obtain a Facility Security Clearance (“FCL”) from the Defense Security Service (“DSS”). Because the Company is deemed to be foreign controlled under applicable regulations, in order for its subsidiaries to obtain an FCL, the DoD requires the Company to enter into the Proxy Agreement to mitigate Foreign Ownership Control or Influence (“FOCI”) under the applicable National Industrial Security Program regulations. The purpose of the Proxy Agreement is to protect against the foreign ownership, control or influence over a business that requires classified information or protected unclassified information, or export controlled information and is performing contracts related to United States national security. The DSS has used this form of FOCI mitigation for many years. The Proxy Agreement governs the operations of Defense USA, a direct subsidiary of the Company, and its subsidiaries, which includes all the operating subsidiaries of the Company.

Under the terms of the Proxy Agreement, the Company has given voting control (except for certain major corporation actions, as described below) of the shares of Defense USA to three proxy holders (“Proxy Holders”), each of whom is a United States citizen with the requisite personnel security clearance that has had no prior or existing contractual, financial or employment relationship with us or any of our affiliates. The Company designated the initial proxy holders, each of whom is a retired senior military official. In the event of a vacancy, successor Proxy Holders will be chosen by the remaining Proxy Holders. The Company is only permitted to remove a Proxy Holder for gross negligence or willful misconduct or, with the approval of the DSS, for acts in violation of the Proxy Agreement. The Proxy Holders have duties and obligations under the Proxy Agreement consistent with the purpose of the Proxy Agreement.

Although the Proxy Holders have the authority to vote the shares of Defense USA, the Company’s approval is required for major corporate actions affecting Defense USA, such as the sale of capital assets, the pledge, mortgage or encumbrance of assets, reorganizing, merging or dissolving, acquiring the stock or assets of another business or entity, altering or relocating the material operations, issuing equity or debt or instruments convertible into equity or debt, filing a petition for bankruptcy, and amending the certificate of incorporation or by-laws of Defense USA to accomplish any of the foregoing. The Company retains its rights as the owner of the stock of Defense USA to sell, transfer, pledge or encumber such stock and the Proxy Holders are expressly prohibited from engaging in such transactions or any other transactions that would result in a change of control of Defense USA.

The Proxy Holders will be the directors of Defense USA. The Proxy Holders may appoint additional members to the board of directors of Defense USA. Representatives of the Company may be present for meetings of the Board of Directors of Defense USA, except for those discussions that involve classified and controlled unclassified information. In their capacity as directors, the Proxy Holders will appoint the managers and officers of Defense USA. However, the Company has reserved the authority to require that the Proxy Holders remove the Chief Executive Officer (“CEO”) of Defense USA under certain circumstances, including if the CEO becomes the subject of a criminal conviction or has materially violated the Company’s Code of Ethics. Further, the Company may request that the Proxy Holders remove the CEO, in the event that the Company and its subsidiaries fail to meet targets set forth in the Company’s annual budget, which the Proxy Holders may do in the exercise of their business judgment.

The Proxy Agreement requires that the Proxy Holders act in a manner to protect the Company’s economic interests in Defense USA. The Proxy Agreement provides for Defense USA to provide to the Company financial and non-classified operating information about Defense USA on a regular basis. Visits by the Company’s representatives, including attendance at meetings, are permitted, so long as required procedures are followed and records of those visits are kept and properly maintained.

The Proxy Agreement contains a number of compliance requirements for the Proxy Holders such as the adoption of written standard operating procedures for Defense USA and holding regularly scheduled meetings. Defense USA must form certain committees that will safeguard classified information. A government security committee (“GSC”) consisting of the Proxy Holders/directors and those officers of Defense USA that are also directors of Defense USA and who hold personnel security clearances of the same levels as Defense USA, will be established to safeguard classified information and protected unclassified information and to ensure Defense USA’s compliance with various defense related laws, rules and regulations. Certain GSC members will keep records of meetings and other documents for review by DSS and other persons will be appointed to oversee compliance and the protection of classified technology and information, as well as export controlled technology and data. The Proxy Agreement also contains provisions for an annual internal review of compliance procedures and policies. The Proxy Holders are required to report acts of non-compliance with the Proxy Agreement to DSS. The Proxy Agreement is subject to review and oversight by DSS.

The provisions of the Proxy Agreement are applicable to the direct and indirect subsidiaries of Defense USA.

The description set forth herein of the Proxy Agreement is qualified in its entirety by reference to the text of the Proxy Agreement, which is filed with the report as Exhibit 10.1 and incorporated by reference into this Item 1.01

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 17, 2010, API Technologies Corp. (the “Company”) accepted the resignation of Stephen Pudles, as Chief Executive Officer and director of the Company, effective as of September 13, 2010 (the “Effective Date”). Mr. Pudles will continue to be the Chief Executive Officer of Defense USA and its subsidiaries under the Proxy Agreement described in Item 1.01 above. The reason for Mr. Pudles’ resignation is that under the terms of the Proxy Agreement, Mr. Pudles cannot serve as an officer or director of the Company if he is an officer of any company operating under the Proxy Agreement, which includes Defense USA and its subsidiaries.

In connection with Mr. Pudles’ resignation, the Company terminated its employment agreement with Mr. Pudles. Mr. Pudles entered into an employment agreement (“Agreement”) with Defense USA. The Agreement generally contains similar terms and conditions as Mr. Pudles’ employment agreement with the Company. Mr. Pudles will receive an annual base salary of $325,000, various other benefits and an annual bonus. The annual bonus will be 50% of Mr. Pudles’ base salary based on Defense USA and its subsidiaries and Mr. Pudles achieving certain performance targets as established by the Board of Directors of Defense USA. Either Defense USA or Mr. Pudles may terminate the Agreement at any time without cause, although Mr. Pudles must give 60 days notice of such termination. If Defense USA terminates Mr. Pudles without cause (i) prior to April 22, 2012, he will receive twelve months salary as severance pay and (ii) on or after April 22, 2012, he will receive eighteen months salary as severance pay.

Mr. Pudles will retain the options he was granted under the Company’s 2006 Equity Incentive Plan pursuant to his employment agreement with the Company and as a bonus for the fiscal ended May 31, 2009 upon the same terms and conditions as set forth his option agreements. Information with respect to Mr. Pudles’ options may be found in the Company’s proxy statement for the 2010 annual meeting as filed with the Securities and Exchange Commission on September 1, 2010 and such information is incorporated herein by reference.

Effective September 13, 2010, the Company appointed Phillip DeZwirek, its current Chairman, as its Chief Executive Officer. Mr. DeZwirek remains the Chairman of the Company and a director. There are no changes to the terms of compensation of Mr. DeZwirek. Information concerning his prior business experience, and family relationships and related transactions may be found in the Company’s proxy statement for the 2010 annual meeting as filed with the Securities and Exchange Commission on September 1, 2010 and such information is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

10.1	Proxy Agreement [FOIA CONFIDENTIAL TREATMENT REQUEST]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2010

API TECHNOLOGIES CORP.

By:	/s/ Phillip DeZwirek
Phillip DeZwirek
Chief Executive Officer